LICENSE AGREEMENT

         THIS LICENSE AGREEMENT (the "LICENSE AGREEMENT") is entered into as of this 23rd day of April 1, 1999 (the "EFFECTIVE DATE"), by and between Softalk, Inc., an Ontario corporation whose principal offices are located at 415 Yonge St., Suite 1701, Toronto, Ontario ("SOFTALK"), and Wavetech International, Inc., a Nevada corporation whose principal offices are located at 5210 E. Williams Circle, Suite 200, Tucson, Arizona 85711 ("WAVETECH").

         WHEREAS, Softalk is the owner of certain unique intellectual property for use in the transmission of voice, data and fax services using Voice over Internet Protocol ("V0I") and Voice of Frame ("VOF"); and

         WHEREAS, Wavetech possesses the resources to sell, market and conduct billing, collection and customer services with respect to Softalk's intellectual property;

         NOW THEREFORE, in consideration of the covenants and agreements contained in this License Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       LICENSE GRANTS.

         1.1 Subject to the terms and conditions of this License Agreement, Softalk hereby grants to Wavetech, for the term of this License Agreement, a non-exclusive, non-transferable worldwide license, to the software programs commonly referred to as ICALL, IBILL, CCALL and IFAX (collectively referred to as the "SOFTALK PRODUCTS") for use by Wavetech solely in connection with the sale, marketing, and provision of customer support services of the Softalk Products. For purposes of clarification, the Softalk Products include the technology covered by Canadian Patent Application No. 2,198,024 and U.S. Patent Application No. 08/811,099 and the trademarks, tradenames and service marks associated therewith, copyright in the Softalk Products, ownership of proprietary Confidential Information (as hereinafter defined) and ownership of certain trade-marks.

         1.2 Any sublicense granted by Wavetech with respect to the Softalk Property shall be subject to the prior approval of Softalk.

         1.3   Wavetech   shall   have  a  right  to  obtain  a   non-exclusive,
non-transferable license to all modifications and improvements to the Softalk Products on mutually agreeable terms negotiated in good faith by the parties.

         1.4 Wavetech shall have the right to license from Softalk any new products developed by Softalk on mutually agreeable terms negotiated in good faith by the parties.

2.       TECHNOLOGY TRANSFER.

         2.1 Technical Information. Within a reasonable time following execution of this License Agreement, Softalk will make available to Wavetech all necessary technical information relating to the Softalk Property then in its possession.

         2.2 Technical Assistance. Softalk shall render reasonable technical training of, and assistance to, Wavetech's engineers or technical personnel, as requested by Wavetech.

3.       FURTHER RESEARCH AND DEVELOPMENT.

         3.1 Softalk shall, during the term of this License Agreement, devote resources to continuing product development and to research and development of improvements and modifications for the purpose of augmenting exploitation by
Wavetech in all markets for, and all uses of, the Softalk Products (collectively, referred to as the "IMPROVEMENTS").

         3.2 Softalk shall, during the term of this License Agreement, as appropriate, promptly communicate to Wavetech all Improvements that relate in any manner to the Softalk Products.

4.       TRANSFER OF ACCOUNTS RECEIVABLE;

         4.1 In addition to the license granted under this License Agreement, Softalk shall transfer and convey to Wavetech all accounts receivable resulting from the sale or other distribution by Softalk of the Softalk Products, in existence as of the date hereof (the "SOFTALK ACCOUNTS"). Wavetech shall conduct all billing and collection activities related to the Softalk Accounts. If it is determined that billing of Softalk Accounts can be better facilitated offshore, Wavetech will have first right of refusal as offshore billing. Softalk shall have the right to cause Wavetech to conduct such activities through an offshore entity.

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
         4.2 Wavetech shall be entitled to receive and retain 100% of any actual collections made with respect to the Softalk Accounts.

         4.3 Wavetech shall pay to Softalk an amount equal to (i) 100% of Softalk's actual direct expenses incurred in connection with the sale and delivery of Softalk Products resulting in the Softalk Accounts plus (ii) five percent (5%) of the total amount of the Softalk Account relating thereto. Wavetech shall make payment in accordance with this Section 4.3 in arrears on a monthly basis commencing with the monthly period ending May 31, 1999, upon presentation of an invoice for such amounts prepared by Softalk. Softalk shall deliver such invoice no later than fifteen (15) days after the end of each monthly period.

         4.4 Wavetech and Softalk shall have the right to audit the books and records of each other for the purpose of determining the correctness of amounts paid hereunder. Each shall provide the other at least fifteen (15) days prior written notice of their intent to conduct an audit. Any such audit shall be conducted no more than twice each calendar year, and shall be conducted in a manner reasonably intended not to interfere with the regular business operations of either party. Each shall bear all costs and expenses related to any audits conducted pursuant to this paragraph.

5.       FEES

         5.1 In consideration of the license granted in Section 1 hereof, Wavetech shall pay to Softalk, the amount of Two Hundred Thousand Dollars (US$200,000). This fee shall be payable in cash upon execution of this License Agreement (the "LICENSE FEE"). In the event the License Agreement is terminated pursuant to Section 11 hereof, Softalk shall refund to Wavetech a portion of the License Agreement equal to (i) $200,000 minus (ii) the aggregate amount of the Softalk Accounts.

         5.2 In addition, Wavetech shall pay to Softalk the sum of Two Hundred Fifty Thousand Dollars (US$250,000) in cash upon execution of this License Agreement, as consideration for certain hardware, software, equipment and technical support and training.

6.       STANDARDS, QUALITY CONTROL, PROMOTION.

         6.1 Softalk must approve all promotional, advertising and product literature prepared by Wavetech in connection with the actions to be taken by Wavetech pursuant to this License Agreement. Neither Softalk nor Wavetech shall take any action or make any omission that would tend to impair or damage the goodwill associated with the Softalk Products. Wavetech shall maintain high standards of quality and service with respect to all Softalk Products made and/or sold hereunder, and all related advertising and promotional material including, without limitation, the quality of physical material utilized. All Softalk Products will be sold, and distributed in accordance with all applicable federal, state, local and foreign laws and regulations. None of the content of the Softalk Products-packaging, advertising, and promotional material related thereto; the exploitation of the Softalk Products; or the manner in which any or all rights granted to Wavetech hereunder are exercised or exploited, shall violate or infringe any right of privacy or publicity, copyright, or trademark or constitute defamatory, obscene, or unlawful matter. Softalk is familiar with the standards and practices of Wavetech, and acknowledges that Wavetech presently maintains high standards of quality, style, and appearance with respect to its products and services.

         6.2 If Softalk reasonably determines that Wavetech has failed to maintain such quality of service as to the Softalk Products, Softalk shall promptly notify Wavetech in writing and shall specify with reasonable detail the nature of the alleged deficiency. Wavetech will have sixty (60) days from the date of the notice in which to remedy the failure to Softalk's satisfaction.

         6.3 Patent Infringement

         In the event Wavetech becomes aware of any information indicating that a third party may be infringing (or may have infringed) any of the Softalk Products, Wavetech shall give notice of such alleged infringement, identifying the country or countries in which the alleged infringing product or service is sold and describing the alleged infringing product or service in sufficient detail to enable Softalk to determine whether such product or service infringes any of the Softalk Products. To the extent possible, Softalk shall assert the Softalk Products against the infringer within three (3) months of such notice, unless (a) Wavetech and Softalk determine not to assert such claim, or (b) Softalk has received an opinion from patent counsel acceptable to Wavetech that the allegedly infringing product does not infringe the Softalk Products.

         All reasonable litigation expenses and costs, including reasonable attorneys' fees, incurred by Wavetech in the course of any litigation pursuant to the immediately preceding paragraph shall be promptly reimbursed by Softalk. In such event, all recoveries including, but not limited to, awards of damages, statutory damages, and awards of attorneys' fees, expenses and/or costs, obtained by Wavetech in the course of any litigation arising out of any notification of Softalk by Wavetech pursuant to this Section shall be paid to Softalk, provided, however, that Wavetech shall be entitled to offset such payments by amounts previously incurred by Wavetech in connection with the defense of the Softalk Products pursuant to this section and not previously reimbursed by Softalk.

7.       CONFIDENTIALITY.

         7.1 Wavetech acknowledges that Softalk's Confidential Information is unique and valuable and was developed or otherwise acquired by Softalk at great expense, and that any unauthorized disclosure or use of Softalk's Confidential information may cause Softalk irreparable injury or loss for which damages would be an inadequate remedy. Wavetech agrees to hold such Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, and not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Softalk's prior written consent. Softalk hereby acknowledges and consents to the disclosure of Softalk's Confidential Information to those employees of Wavetech and any permitted sublicensees, that must have access to such Confidential Information in order to perform services for Wavetech pursuant to this License Agreement, but only after each employee of Wavetech and its sublicensees agrees to maintain Softalk's Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Softalk's prior written consent.

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
         7.2 Softalk acknowledges that various information regarding the business plans and product concepts of Wavetech may comprise Confidential Information. Softalk agrees to hold Wavetech's Confidential Information in strictest confidence, not to make use thereof other than in accordance with this License Agreement, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, and not to release or disclose Confidential Information to any third party without Wavetech's prior written consent. Wavetech hereby acknowledges and consents to Softalk's disclosure of Wavetech's Confidential Information to Softalk employees and agents, but only after such employees and agents having access to Wavetech Confidential Information agree, in writing, to maintain Wavetech's Confidential Information in strictest confidence, to use all efforts reasonable under the circumstances to maintain the secrecy thereof, not to make use thereof other than in accordance with this License Agreement, and not to release or disclose Confidential Information to any third party without Wavetech's prior written consent.

         7.3 The parties acknowledge that any violation of this Section shall constitute a material breach of this License Agreement resulting in irreparable injury to the non-breaching party and agree that, in addition to any and all other rights available to the non-breaching party by law or by this Agreement, the non-breaching party shall have the right to have an injunction entered against the breaching party to enjoin any further violations of this Agreement.

         7.4 For purposes of this Section 7, "Confidential Information" shall mean any and all technology, information and/or data which is not readily ascertainable by proper means and which derives economic value, actual or potential, from not being generally known, and which has been the subject of efforts that are reasonable under the circumstances to maintain its secrecy. All know-how and technical information and/or information relating to the products or operations of Wavetech or Softalk, as the case may be (in either case the "DISCLOSING PARTY"), which is provided to the other party (the "RECEIVING PARTY"), or to which the Receiving Party otherwise obtains access, pursuant to, or as a result of, this License Agreement shall be considered Confidential Information; except such information which the Receiving Party can clearly show:
(a) as of the Effective Date of this License Agreement is publicly and openly known; (b) after the Effective Date of this License Agreement becomes publicly and openly known through no fault of the Receiving Party; (c) comes into the Receiving Party's possession and lawfully obtained by the Receiving Party from a source other than from the Disclosing Party or a source deriving from the Disclosing Party, and not subject to any obligation of confidentiality or restrictions on use; or (d) is approved for release by written authorization of the Disclosing Party.

         7.5 Neither Wavetech nor any of its officers directors, employees agents or representatives shall discuss this License Agreement, the transactions contemplated hereby or any other matters related to agreements among Softalk and Wavetech. Neither Softalk nor any of its officers directors, employees agents or representatives shall discuss this License Agreement, the transactions contemplated hereby or any other matters related to agreements among Wavetech and Softalk.

         7.6 Any press release or other public statement by either Softalk or Wavetech that relates to the other party, this License Agreement or the transactions contemplated hereby shall be approved by both parties prior to its release.

8.       WARRANTIES.

         8.1 Softalk is the owner of all right, title and interest in and to the Softalk Products, free and clear of any and all liabilities, obligations, licenses, liens or assignments, whether written, oral or implied in fact or law, except as follows:

         (a) Personal Property Security Act ("PPSA") registration 970805 1749 1531 7439 in favor of the Canadian Imperial Bank of Commerce; and

         (b) PPSA registration 980323 1754 1530 9274 in favor of the Canadian Imperial Bank of Commerce.

         The above-noted registrations are currently in the process of being discharged.

         Softalk makes no representation, promise or warranty whatsoever that the Softalk Products will ultimately be protected by issued patents or that the Softalk Products and their use do not or will not infringe the intellectual property rights of others.

         8.2 Softalk has the full right, power and authority to grant the licenses contemplated by this License Agreement.

         8.3 Softalk hereby represents and warrants that the Softalk Products shall perform in the manner intended without interruption. Notwithstanding the prior sentence, Wavetech acknowledges and agrees that its sole indemnification rights with respect to hardware purchased by Softalk from third parties will be limited to warranties provided by such third parties if any.

9.       INDEMNITIES.

         9.1 The parties shall each indemnify and hold the other harmless from and against any and all claims, liabilities, loss, expense (including reasonable attorneys' fees) or damages arising out of any breach of this License Agreement, provided that the indemnified party shall, with reasonable promptness, notify the indemnifying party of any such claim, demand, or suit and shall fully cooperate in the defense thereof. The indemnifying party shall have the right to designate counsel to defend against such claims and suits; however, at the indemnified party's option, the indemnified party shall have the right to participate in the defense with its own counsel at its own expense. In no event shall any such claims or suits affecting the rights of a party be settled without the prior written consent of that party.

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
         9.2 Wavetech agrees that any liability on the part of Softalk hereunder for breach of warranties contained herein or any other breach giving rise to liability, including a breach of a condition or fundamental term or fundamental breach or breaches or in any other way arising out of or related to this License Agreement for any cause of action whatsoever and regardless of the form of action (including breach of contract, strict liability, tort including negligence or any other legal or equitable theory) shall be limited to Wavetech's actual, direct, provable damages in an amount not to exceed the License Fee payable hereunder.

         9.3 WAVETECH AGREES THAT IN NO EVENT WILL SOFTALK BE LIABLE FOR DAMAGES IN RESPECT OF INCIDENTAL, ORDINARY, PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF WAVETECH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES INCLUDING, BUT NOT LIMITED TO, LOST BUSINESS REVENUE, LOST PROFITS, FAILURE TO REALIZE EXPECTED SAVINGS, LOSS OF DATA, LOSS OF BUSINESS OPPORTUNITY OR ANY CLAIM AGAINST WAVETECH BY ANY OTHER PARTY.

10. TERM. This License Agreement shall commence on the Effective Date and shall continue until terminated by either party upon delivery of one hundred twenty (120) days prior written notice of the other party, unless sooner terminated pursuant to Section 11 hereof.


11.      DEFAULT AND TERMINATION.

         11.1 Either party shall have the right to terminate this Agreement upon thirty (30) days written notice to the other party, if such other party fails to comply in any material respect with any term or condition of this Agreement and such failure to comply is not corrected within the foregoing thirty (30) day notice period.

         11.2 Either party shall have the right to terminate this License Agreement in the event the other party becomes bankrupt or insolvent, suffers a receiver to be appointed, or makes an assignment for the benefit of its creditors.

         11.3 Softalk shall have the right to terminate this License Agreement upon sixty (60) days written notice following a change of control of Wavetech. For purposes of this Section 11.3, a "change of control" shall be deemed to have occurred:

                  (a) When, after the date of this Agreement, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Wavetech representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding securities, other than (i) an employee benefit plan established or maintained by Wavetech or a subsidiary of Wavetech, or (ii) any person who presently owns such quantity of securities as of the date hereof, or

                  (b) Upon the approval by Wavetech's stockholders of (i) a merger or consolidation of Wavetech with or into another corporation (other than a merger or consolidation the definitive agreement for which provides that at least a majority of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (as hereinafter defined), (ii) a sale or disposition of all or substantially all of Wavetech's assets, or (iii) a plan of liquidation or dissolution of Wavetech.

                  (c) Individuals who, as of the date hereof, constitute the Board of Directors of Wavetech (the "INCUMBENT BOARD") cease for any reason to constitute at least 80% of the Board; provided, however, that any person becoming a member of the Board subsequent to the date hereof whose election, or nomination for election by Wavetech's stockholders, was approved by a vote of at least 80% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of Wavetech, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act or any successor provision thereto) shall be, for purposes of this License Agreement, considered as though such person were a member of the Incumbent Board.

         11.4 Paragraphs 7, 8, 9 and 13 hereof shall survive termination (for any reason) of this License Agreement.

         11.5 Upon the termination of this License Agreement for any reason whatsoever, Wavetech shall immediately cease to use the Softalk Products and shall return all copies of the Softalk Products and the Confidential Information to Softalk and shall provide Softalk with a certificate of a senior officer of Wavetech certifying such return and that no copies of the Softalk Products and the Confidential Information, or any part thereof, in any form, remain in the possession or control of Wavetech.

12. BOARD REPRESENTATION. During the term of this License Agreement, Softalk shall have the right to designate one person to serve on the Board of Directors of Wavetech.

13. ASSIGNMENT. Neither party may assign or otherwise transfer this Agreement, or any rights under it, without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any attempted assignment in violation of this Section 13 shall be null and void.

14. CHOICE OF LAW, ARBITRATION. This Agreement is made under, and shall be governed by and construed in accordance with the internal laws of Ontario, Canada, without reference to principles of conflicts of law. Any disputes arising under this License Agreement shall be settled by binding arbitration conducted in Toronto in accordance with the Rules of Procedure for the Conduct of Arbitration and Mediation Antitrust of Ontario Inc.

15.      GENERAL.

         15.1 This Agreement, constitutes the entire agreement between the parties and supersedes all prior proposals, representation, negotiations and communications, oral or written, between the parties with respect to its subject matter. No variation from these provisions shall be binding unless in writing and signed by both parties.

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
         15.2 Each party shall be responsible for, and shall pay, all sales, value added and similar taxes, if any, which may be imposed on any sales of the Softalk Products hereunder by such party, as well as any other tax based upon such party's use, sale, or possession of the Softalk Products.

         15.3 All rights and remedies conferred under this Agreement or by any other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Either party's failure or forbearance to enforce any right or claim against the other arising under this Agreement shall not be deemed a waiver of future enforcement of that or any other provision. In the event that any portion of this Agreement shall be held to be unenforceable by a court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and effect.

         15.4 In the event any provision of this Agreement or the application of any provision shall be held by a tribunal of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall be unimpaired, and the illegal, invalid or unenforceable provision shall be replaced by a provision, which, being legal, valid and enforceable, comes closest to the intent of the parties underlying the illegal, invalid or unenforceable provision.

         15.5 If a party commences any action at law or in equity, or for declaratory relief, or in appellate proceedings, to secure or protect any rights under, or to enforce any provision of, this License Agreement, then, in addition to any judgment, order, or other relief obtained in such proceedings, the prevailing party shall be entitled to recover from the losing party all reasonable costs, expenses, and attorneys' fees incurred by the party in connection with such proceedings, including, attorneys' fees incurred for consultation and other legal services performed prior to the filing of such proceeding.

         15.6 All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective permitted successors, permitted assigns, and legal representatives.

         15.7 All notices required or permitted under this Agreement shall be in writing and shall be deemed to have been given upon personal delivery or upon deposit in the U.S. mail, first-class, postage prepaid. The addresses of the parties (until written notice of change shall have been given) shall be as follows:

SOFTALK:          Softalk, Inc.
                  415 Yonge Street, Suite 1701
                  Toronto, Ontario
                  Canada M5B 2E7
                  Attn: Chris Lang
                  Facsimile: 416-597-2785

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
WITH A COPY TO:   Gowling, Strathy & Henderson
                  Suite 4900 Commerce CT W
                  Toronto, Ontario M5L lJ3
                  Attn: David Aylen and Karyn Bradley
                  Facsimile: 416-862-7661

WAVETECH:         Wavetech International, Inc.
                  5210 E. Williams Circle, Suite 200
                  Tucson, Arizona 85711
                  Attn:  Gerald I. Quinn

WITH A COPY TO:   Squire, Sanders & Dempsey L.L.P.
                  40 North Central Avenue
                  Suite 2700
                  Phoenix, Arizona 85004
                  Attn: Christopher D. Johnson, Esq.
                  Facsimile:  (602) 253-8129

         15.8 Nothing in this License Agreement shall constitute, or be deemed to constitute, either party as an employee, agent, partner or joint venturer of the other.

         15.9 Further Assurances. The parties shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this License Agreement.

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         IN WITNESS  WHEREOF,  the  parties  have caused  this  Agreement  to be executed by their duly authorized representatives.

SOFTALK, INC.                           WAVETECH INTERNATIONAL, INC.


By /s/ A. Chris Lang                    By /s/ Gerald I. Quinn
   -------------------------------         -------------------------------

Name  A. Chris Lang                     Name Gerald I. Quinn
     -----------------------------           -----------------------------

Title President of Softalk, Inc.        Title President & CEO
      ----------------------------            ----------------------------

Date 23-04-99                           Date April 23, 1999
     -----------------------------           -----------------------------

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                        ADDITIONS TO LICENSING AGREEMENT

1.       Mutual approval of all information released to public.

2. Softalk has the right to terminate the agreement if there is a change in control of Wavetech International, Inc.

3. In the event of termination, with or without cause, Softalk will refund license fee minus receivables collected from the "Softalk Accounts" and any payables owing by Wavetech.

4.       Softalk to be offered one seat on the Wavetech Board of Directors.

                             (ORIGINAL IS INITIALED
                                BY BOTH PARTIES)